Exhibit 99.1

GlobalSCAPE, Inc. Unveils WAFS version 5 at Autodesk University 2015

Upgraded Wide Area File Services Collaboration Platform Available for Immediate Purchase

SAN ANTONIO – December 1, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, announced the immediate availability of its upgraded Wide Area File Services™ (WAFS™) collaborative software platform, WAFS 5, at Autodesk University 2015 in Las Vegas, NV. At the event, which brings together around 10,000 design, engineering, and manufacturing professionals, the software will be available for review and demonstration at Booth #354.

WAFS 5 simplifies enterprise collaboration, eliminates errors, and decreases bandwidth usage, providing secure, near real-time data access to both on-premises and cloud-based files located anywhere in the world. The software uses intelligent byte-level differencing technology to instantly update changes to files by multiple remote users with minimal impact on network bandwidth while also ensuring that files are never overwritten, even if opened by other remote users.

The latest version of WAFS includes significant enhancements to stability, performance, and security. Some highlights include:

•	Upload performance up to eight times faster, download performance up to 10 times faster, copy speed performance up to 90 times faster
•	Increased transparency of file replication activities between servers and desktops to check for errors and ensure delivery success
•	Increased system reliability, especially during periods of network instability
•	Reduced bandwidth utilization to ensure data transfers do not prevent mission-critical traffic from flowing in and out of the network
•	Enhanced synchronization engine to ensure easy, secure file collaboration

Globalscape is a member of the Autodesk Developer Network (ADN). WAFS used with Autodesk Revit® provides Autodesk users around the globe with quick and reliable file access and sharing capabilities.

Supporting Quote:
Greg Hoffer, Vice President of Engineering at Globalscape
“As work environments become increasingly distributed, real-time collaboration on large, critical files such as spreadsheets, CAD drawings, engineering blueprints, or MRI images is an ever-more vital business imperative. Working with colleagues and partners distributed across the globe—without frustrating slowness, costly delays, consistency errors, or versioning problems—is a huge advantage to employee efficiency and productivity. With WAFS 5, distance and file size is not an issue. Complex files can be sent over a WAN at LAN speeds and are accessible to end users across multiple offices around the world.”

For more information on WAFS, please visit: https://www.globalscape.com/wafs

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit Globalscape, or subscribe to our Blog or Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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